CUSIP No. 037032-10-9                 13G                     Page 9 of 29 Pages


                                    EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated:  February 7, 2001

                                                  /s/ Garo Armen
                                                  ------------------------------
                                                  Garo Armen


                                                  Antigenics Holdings LLC


                                                  By: /s/ Garo Armen
                                                      --------------------------
                                                      Name: Garo Armen
                                                      Title: Manager